Exhibit 99.1

Investor Contact: Brad Ankerholz
Graphic Packaging Holding Company
770-240-7971

Graphic Packaging Holding Company Reports Third Quarter 2013 Results
Third Quarter Highlights

•	Net Sales increased 5.3% versus the prior year period.

•	Adjusted Earnings per Diluted Share were $0.12 versus $0.11 in the prior year period.

•	Adjusted EBITDA was $175.2 million versus $170.8 million in the prior year period.

•	Net Debt Reduction in the quarter was $149.3 million resulting in a Net Leverage Ratio of 3.23x

ATLANTA, GA, October 30, 2013. Graphic Packaging Holding Company (NYSE: GPK), (the “Company”), a leading provider of packaging solutions to food, beverage and other consumer products companies, today reported Net Income for third quarter 2013 of $44.5 million, or $0.13 per share, based upon 352.2 million weighted average diluted shares. This compares to third quarter 2012 Net Income of $40.1 million, or $0.10 per share, based on 398.2 million weighted average diluted shares.
Third quarter 2013 Net Income included a $1.6 million after tax benefit primarily related to the sale of certain assets related to the Company’s flexible plastics business and the sale of its URB mill. When adjusting for this, Adjusted Net Income for the third quarter of 2013 was $42.9 million, or $0.12 per diluted share compared to third quarter 2012 Adjusted Net Income of $42.8 million or $0.11 per diluted share.

"We posted a solid quarter despite a difficult operating environment in our key end-use markets," said CEO David Scheible." Strong operating performance more than offset cost inflation and soft demand in core end-markets like beer, soft drink and cereal. Unemployment levels and fuel prices remain higher than most had forecasted, forcing end consumers to continue to tightly manage discretionary spending. We continue to more than offset these demand headwinds by delivering improved performance and cost reductions and expect to achieve approximately $100 million in performance benefits for the full year.”
Net Sales
Net Sales increased 5.3% to $1,163.0 million during third quarter 2013, compared to third quarter 2012 Net Sales of $1,104.7 million. The $58.3 million increase resulted from $70.0 million of favorable volume/mix, partially offset by $6.5 million of unfavorable exchange rates and $5.2 million of lower pricing. The favorable volume/mix was primarily driven by the fourth quarter 2012 European acquisitions of Contego Packaging Holdings Limited and A&R Carton Holding B.V.
On a segment basis, Paperboard Packaging sales, which comprised 85.7% of total third quarter Net Sales, increased 7.2% compared to the third quarter of 2012. The increase primarily reflected the addition of the two acquisitions. Net sales in the Flexible Packaging segment decreased 5.1% compared to the third quarter of 2012. A significant portion of the decline was attributable to the planned shift from external sales to internal consumption of kraft paper produced at our Pine Bluff, AR mill. Attached is supplemental data showing Net Tons Sold, Net Sales and Income (Loss) from Operations by business segment for the first three quarters of 2013 and each quarter of 2012.

EBITDA
EBITDA for third quarter 2013 increased 13.5% to $188.8 million from $166.4 million in the third quarter last year. Excluding a $14.8 million Restructuring and Other Special Credit and a $1.2 million Loss on Modification or Extinguishment of Debt, Adjusted EBITDA increased 2.6% to $175.2 million in third quarter 2013 from $170.8 million in third quarter 2012. The $14.8 million adjustment was primarily the result of a Gain on Sale of certain assets related to the Company’s flexible plastics business and the sale of its URB mill. When comparing against the prior year quarter, Adjusted EBITDA in the third quarter of 2013 was positively impacted by $23.4 million of improved net operating performance and $5.5 million of favorable volume/mix. These benefits were partially offset by $7.9 million of commodity inflation, $6.4 million in other costs, primarily for labor and benefits, $5.2 million of lower pricing and $5.0 million of unfavorable exchange rates.
Other Results
Taking cash and cash equivalents into account, total Net Debt at the end of third quarter 2013 was $2,140.8 million. This represents a decrease in Net Debt of $149.3 million during the third quarter and a Net Leverage Ratio of 3.23x at quarter end. Including cash and cash equivalents, at September 30, 2013, the Company had available domestic liquidity of $754.7 million, including the undrawn availability under its $1.0 billion U.S. revolving credit facility.
Net Interest Expense was $23.5 million in the third quarter of 2013, compared to $26.1 million in the third quarter of 2012. The decrease was primarily attributable to the Company's decision to issue new 4.75% Senior Notes and use the proceeds to redeem its higher 9.5% notes during the second quarter of 2013.
Capital expenditures were $68.6 million in the third quarter of 2013, compared to $47.5 million in the third quarter of 2012. Through the first nine months of 2013, capital expenditures were $153.2 million compared to $128.4 million over the same period in 2012. The year to date increase was due to investments made as part of the European integrations along with several planned asset upgrades at U.S. based converting operations.
Income Tax Expense was $35.8 million in the third quarter of 2013 compared to $27.0 million in the third quarter of 2012. The increase was primarily attributable to higher pre-tax earnings. As of September 30, 2013, the Company had approximately $766 million of NOLs for U.S. federal cash income tax purposes.
Please note that a tabular reconciliation of EBITDA, Adjusted EBITDA, Adjusted Net Income and Total Net Debt is attached to this release.
Earnings Call
The Company will host a conference call at 10:00 am eastern time today (October 30, 2013) to discuss results of third quarter 2013. To access the conference call, listeners calling from within North America should dial 800-392-9489 at least 10 minutes prior to the start of the conference call (Conference ID # 75816809). Listeners may also access the audio webcast, along with a slide presentation, at the Investor Relations section of the Graphic Packaging website: http://www.graphicpkg.com. Replays of the call can be accessed for one week by dialing 855-859-2056.
Forward Looking Statements
Any statements of the Company's expectations in this press release constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements, including but not limited to, expected cost savings, and performance benefits are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company's present expectations. These risks and uncertainties include, but are not limited to, inflation of and volatility in raw material and energy costs, cutbacks in consumer spending that could affect demand for the Company's products or actions taken by our customers in response to the difficult economic environment, continuing pressure for lower cost products, the Company's ability to implement its business strategies, including productivity initiatives and cost reduction plans, the Company's debt level, currency movements and other risks of conducting business internationally, volatility in the credit and securities markets and the impact of regulatory and litigation matters, including the continued availability of the Company's net operating loss offset to taxable income, and those that impact the Company's ability to protect and use its intellectual property. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements. Additional information regarding these and other risks is contained in the Company's periodic filings with the SEC.

About Graphic Packaging Holding Company
Graphic Packaging Holding Company (NYSE:GPK), headquartered in Atlanta, Georgia, is a leading provider of packaging solutions for a wide variety of products to food, beverage and other consumer products companies.  The Company is one of the largest producers of folding cartons and holds a leading market position in coated-unbleached kraft, coated-recycled boxboard and specialty packaging. The Company's customers include some of the most widely recognized companies in the world. Additional information about Graphic Packaging, its business and its products, is available on the Company's web site at www.graphicpkg.com.

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In millions, except per share amounts	2013	2012	2013	2012
Net Sales	$1,163.0	$1,104.7	$3,403.2	$3,283.8
Cost of Sales	982.3	915.8	2,851.0	2,728.9
Selling, General and Administrative	93.8	95.1	290.0	286.7
Other Income, Net	(4.0)	(1.0)	(11.3)	(3.0)
Restructuring and Other Special (Credits) Charges	(14.8)	3.4	(5.1)	12.1
Income from Operations	105.7	91.4	278.6	259.1
Interest Expense, Net	(23.5)	(26.1)	(80.4)	(85.6)
Loss on Modification or Extinguishment of Debt	(1.2)	—	(27.1)	(8.9)
Income before Income Taxes and Equity Income of Unconsolidated Entities	81.0	65.3	171.1	164.6
Income Tax Expense	(35.8)	(27.0)	(70.9)	(68.6)
Income before Equity Income of Unconsolidated Entities	45.2	38.3	100.2	96.0
Equity Income of Unconsolidated Entities	0.5	0.6	1.2	1.6
Net Income	$45.7	$38.9	$101.4	$97.6
Net (Income) Loss Attributable to Noncontrolling Interests	(1.2)	1.2	(0.8)	2.1
Net Income Attributable to Graphic Packaging Holding Company	$44.5	$40.1	$100.6	$99.7

Net Income Per Share Attributable to Graphic Packaging Holding Company - Basic	$0.13	$0.10	$0.29	$0.25
Net Income Per Share Attributable to Graphic Packaging Holding Company - Diluted	$0.13	$0.10	$0.29	$0.25

Weighted Average Number of Shares Outstanding - Basic	350.5	396.1	349.5	394.8
Weighted Average Number of Shares Outstanding - Diluted	352.2	398.2	351.3	397.5

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
In millions, except share and per share amounts	2013	2012

ASSETS
Current Assets:
Cash and Cash Equivalents	$92.0	$51.5
Receivables, Net	494.8	461.3
Inventories, Net	585.6	532.5
Other Current Assets	98.4	159.1
Total Current Assets	1,270.8	1,204.4
Property, Plant and Equipment, Net	1,690.6	1,732.2
Goodwill	1,128.1	1,138.5
Intangible Assets, Net	476.3	506.4
Other Assets	52.9	47.1
Total Assets	$4,618.7	$4,628.6

LIABILITIES
Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$83.9	$79.8
Accounts Payable	451.9	453.7
Interest Payable	23.5	10.1
Other Accrued Liabilities	180.4	209.3
Total Current Liabilities	739.7	752.9
Long-Term Debt	2,148.9	2,253.5
Deferred Income Tax Liabilities	155.3	144.8
Other Noncurrent Liabilities	467.0	494.3

Redeemable Noncontrolling Interests	11.7	10.8

SHAREHOLDERS’ EQUITY
Preferred Stock, par value $.01 per share; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $.01 per share; 1,000,000,000 shares authorized; 348,612,990 and 344,534,039 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	3.5	3.4
Capital in Excess of Par Value	1,928.7	1,915.1
Accumulated Deficit	(532.6)	(633.2)
Accumulated Other Comprehensive Loss	(303.5)	(311.3)
Total Graphic Packaging Holding Company Shareholders' Equity	1,096.1	974.0
Noncontrolling Interests	—	(1.7)
Total Equity	1,096.1	972.3
Total Liabilities and Equity	$4,618.7	$4,628.6

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 30,
In millions	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$101.4	$97.6
Noncash Items Included in Net Income:
Depreciation and Amortization	208.5	202.0
Deferred Income Taxes	61.0	60.1
Amount of Postretirement Expense Less Than Funding	(0.8)	(11.7)
Gain on the Sale of Assets	(26.6)	—
Other, Net	25.0	36.7
Changes in Operating Assets & Liabilities	(99.0)	(96.4)
Net Cash Provided by Operating Activities	269.5	288.3

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Spending	(153.2)	(128.4)
Net Proceeds Received for the Sale of Assets	64.6	17.2
Other, Net	(7.3)	(3.0)
Net Cash Used in Investing Activities	(95.9)	(114.2)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Issuance or Modification of Debt	425.0	1,000.0
Retirement of Long-Term Debt	(425.0)	—
Payments on Debt	(56.0)	(1,690.9)
Borrowings under Revolving Credit Facilities	1,373.5	1,028.6
Payments on Revolving Credit Facilities	(1,418.7)	(729.2)
Redemption and Debt Issuance Costs	(29.9)	(22.3)
Repurchase of Common Stock related to Share-Based Payments	(11.2)	(10.6)
Other, Net	10.8	13.7
Net Cash Used in Financing Activities	(131.5)	(410.7)

Effect of Exchange Rate Changes on Cash	(1.6)	1.3

Net Increase (Decrease) in Cash and Cash Equivalents	40.5	(235.3)
Cash and Cash Equivalents at Beginning of Period	51.5	271.8
Cash and Cash Equivalents at End of Period	$92.0	$36.5

Reconciliation of Non-GAAP Financial Measures
The tables below set forth the calculation of the Company's earnings before interest expense, income tax expense, equity income of unconsolidated entities, depreciation and amortization (“EBITDA”), Adjusted EBITDA, Adjusted Net Income, Net Leverage Ratio and Total Net Debt. Adjusted EBITDA and Adjusted Net Income exclude charges associated with: the Company's business combinations, sale or shutdown of assets, other special (credits) charges and the modification or extinguishment of debt. The Company's management believes that the presentation of EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio provides useful information to investors because these measures are regularly used by management in assessing the Company's performance. EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio are financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), and are not measures of net income, operating income, operating performance or liquidity presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In millions, except per share amounts	2013	2012	2013	2012
Net Income Attributable to Graphic Packaging Holding Company	$44.5	$40.1	$100.6	$99.7
(Subtract) Add:
Net Income (Loss) Attributable to Noncontrolling Interests	1.2	(1.2)	0.8	(2.1)
Income Tax Expense	35.8	27.0	70.9	68.6
Equity Income of Unconsolidated Entities	(0.5)	(0.6)	(1.2)	(1.6)
Interest Expense, Net	23.5	26.1	80.4	85.6
Depreciation and Amortization	84.3	75.0	237.2	225.0
EBITDA	188.8	166.4	488.7	475.2
Restructuring and Other Special (Credits) Charges	(14.8)	4.4	(3.9)	13.1
Loss on Modification or Extinguishment of Debt	1.2	—	27.1	8.9
Adjusted EBITDA	$175.2	$170.8	$511.9	$497.2

Net Income Attributable to Graphic Packaging Holding Company	$44.5	$40.1	$100.6	$99.7
Restructuring and Other Special (Credits) Charges	(12.2)	4.4	(3.9)	13.1
Accelerated Depreciation Related to Shutdown	3.5	—	3.5	—
Loss on Modification or Extinguishment of Debt	1.2	—	27.1	8.9
Tax Impact on Non-recurring Items	5.9	(1.7)	(4.5)	(8.6)
Adjusted Net Income	$42.9	$42.8	$122.8	$113.1

Adjusted Earnings Per Share - Basic	$0.12	$0.11	$0.35	$0.29

Adjusted Earnings Per Share - Diluted	$0.12	$0.11	$0.35	$0.28

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures
(Continued)

	Twelve Months Ended
	September 30,	September 30,	December 31,
In millions	2013	2012	2012
Net Income Attributable to Graphic Packaging Holding Company	$123.5	$365.3	$122.6
(Subtract) Add:
Net Income (Loss) Attributable to Noncontrolling Interests	0.4	(3.8)	(2.5)
Income Tax Expense	84.8	(165.9)	82.5
Equity Income of Unconsolidated Entities	(1.9)	(2.1)	(2.3)
Interest Expense, Net	105.9	119.8	111.1
Depreciation and Amortization	309.8	297.7	297.6
EBITDA	622.5	611.0	609.0
Restructuring and Other Special (Credits) Charges	10.4	23.8	27.4
Loss on Modification or Extinguishment of Debt	29.2	8.9	11.0
Adjusted EBITDA	$662.1	$643.7	$647.4

	September 30,	September 30,	December 31,
Calculation of Net Debt:	2013	2012	2012
Short-Term Debt and Current Portion of Long-Term Debt	$83.9	$64.4	$79.8
Long-Term Debt	2,148.9	1,912.8	2,253.5
Less:
Cash and Cash Equivalents	(92.0)	(36.5)	(51.5)
Total Net Debt	$2,140.8	$1,940.7	$2,281.8

Net Leverage Ratio (Net Debt/Adjusted EBITDA)	3.23	3.01	3.52

GRAPHIC PACKAGING HOLDING COMPANY
Unaudited Supplemental Data

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
2013
Net Tons Sold (000's)
Paperboard Packaging	640.1	651.3	670.0
Flexible Packaging	**	**	**	**

Net Sales ($ Millions):
Paperboard Packaging	$936.1	$972.1	$996.3
Flexible Packaging	164.4	167.6	166.7
Total	$1,100.5	$1,139.7	$1,163.0	$—

Income (Loss) from Operations ($ Millions):
Paperboard Packaging	$102.7	$104.4	$109.1
Flexible Packaging	(3.8)	(1.4)	8.8
Corporate	(13.7)	(15.3)	(12.2)
Total	$85.2	$87.7	$105.7	$—

2012
Net Tons Sold (000's)
Paperboard Packaging	596.0	621.8	629.6	611.1
Flexible Packaging	**	**	**	**

Net Sales ($ Millions):
Paperboard Packaging	$883.3	$928.1	$929.0	$876.6
Flexible Packaging	183.9	183.8	175.7	176.7
Total	$1,067.2	$1,111.9	$1,104.7	$1,053.3

Income (Loss) from Operations ($ Millions):
Paperboard Packaging	$88.2	$121.9	$115.3	$91.9
Flexible Packaging	(1.4)	(7.5)	(9.4)	(6.0)
Corporate	(15.8)	(17.7)	(14.5)	(22.6)
Total	$71.0	$96.7	$91.4	$63.3
** Not meaningful